Exhibit 99.1

PRESS RELEASE
Mellanox Technologies, Ltd. Press/Media Contact Allyson Scott McGrath/Power Public Relations and Communications +1-408-727-0351 allysonscott@mcgrathpower.com

Israel PR Contact
Jonathan Wolf
Galai Communications Public Relations
+972 (0) 3-613-52-84
yoni@galaipr.com

Mellanox Discontinuing 1550nm Silicon Photonics Development Activities

SUNNYVALE, CA. and YOKNEAM, ISRAEL – Jan. 9, 2018 – Mellanox Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of high-performance, end-to-end smart interconnect solutions for data center servers and storage systems, today announced that it will discontinue its 1550nm silicon photonics development activities, effective immediately.

The company expects that there will be no impact for the Variable Optical Attenuators (VOA) product and Mellanox will continue to sell to and support its VOA customers. This action is expected to have only a minor impact on the LinkX cables and transceivers product line. The company plans to execute on its roadmap to deliver 200 gigabit, 400 gigabit and beyond cables and transceivers solutions on schedule, utilizing other technologies, including Mellanox own IC designs. The company intends to retain the silicon photonics intellectual property.

“The Mellanox Board of Directors and management team continually review our strategic priorities and investments to ensure they meet our future goals. We began our review of the silicon photonics business in May of 2017, but as the business did not become accretive as we had hoped, we decided to discontinue our 1550nm Silicon Photonics development activities,” said Eyal Waldman, president and CEO of Mellanox Technologies. “We appreciate all of the efforts of the silicon photonics team over the years and wish them success in their future endeavors.”

The discontinuation of Mellanox’s 1550nm silicon photonics development activities is not expected to have an impact on fiscal 2018 revenues and is projected to result in expected fiscal 2018 non-GAAP operating expense savings of $26 million to $28 million. Also, this action will result in an estimated aggregate charge of $21 million to $24 million, including approximately $4 million to $5 million of cash expenditures – mostly related to the severance costs of a reduction in force of about 100 people – as well as approximately $17 million to $19 million of other charges, consisting primarily of non-cash items. Mellanox expects to recognize most of the restructuring charges in the first quarter of 2018. Mellanox will provide more detail on its 2017 results and 2018 outlook in its fourth quarter earnings report which will take place on January 18, 2018.

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About Mellanox

Mellanox Technologies (NASDAQ: MLNX) is a leading supplier of end-to-end InfiniBand and Ethernet smart interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at: www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this release are forward looking statements including the anticipated financial impact of the discontinued operations. The use of words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “intend”, “future”, “potential” or “continued”, and other similar expressions are intended to identify forward-looking statements. All of these forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, industry, strategy or actual results to differ materially from the forward-looking statement. These risks and uncertainties may include those discussed under the heading “Risk Factors” in the Company’s most recent 10K and 10Qs on file with the Securities and Exchange Commission, and other factors which may not be known to us. Any forward-looking statement speaks only as of its date. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

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